Exhibit 99.1

Owens Corning Delivers Strong Revenue and Margin Performance
from Continuing Operations in the First Quarter

TOLEDO, Ohio – May 7, 2025 – Owens Corning (NYSE: OC), a building products leader, today reported first-quarter 2025 results.

•Reported Net Sales from Continuing Operations of $2.5 Billion, a 25% Increase from Prior Year, with Newly Acquired Doors Business Contributing $540 Million in Revenue

•Generated Net Earnings Margin from Continuing Operations of 10% and Adjusted EBITDA Margin from Continuing Operations of 22%

•Delivered Diluted EPS from Continuing Operations of $2.95 and Adjusted Diluted EPS from Continuing Operations of $2.97

•Produced Operating Cash Outflow of $49 Million and Free Cash Outflow of $252 Million

•Returned $159 Million to Shareholders through Dividends and Share Repurchases

“Owens Corning delivered its 19th consecutive quarter of 20% or better adjusted EBITDA margins, demonstrating the durability of our earnings and the power of the enterprise to outperform in any operating environment. The structural changes we have made to the company, combined with the capabilities of our team and the strength of our commercial and operational execution, continue to generate significant value for our customers and shareholders,” said Chair and Chief Executive Officer Brian Chambers. “On May 14, I look forward to hosting our 2025 Investor Day where we will share more about our long-term strategy and financial goals for the new OC.”

Enterprise Performance from Continuing Operations

($ in millions, except per share amounts)	First-Quarter
	2025	2024	Change
Net Sales	$2,530	$2,017	$513	25%
Net Earnings Attributable to OC	255	278	(23)	(8%)
As a Percent of Net Sales	10%	14%	N/A	N/A
Adjusted EBITDA	565	515	50	10%
As a Percent of Net Sales	22%	26%	N/A	N/A
Diluted EPS	2.95	3.16	(0.21)	(7%)
Adjusted Diluted EPS	2.97	3.40	(0.43)	(13%)
Operating Cash Flow (Outflow)[1]	(49)	24	(73)	*
Free Cash Flow (Outflow)[1]	(252)	(128)	(124)	*

1 Reflects full company performance inclusive of discontinued operations.

* Calculation not meaningful.

Enterprise Strategy Highlights

•In the first quarter, Owens Corning maintained a high level of safety performance with a recordable incident rate (RIR) of 0.54. This includes the Doors segment, which is now integrated into company safety reporting.

•Owens Corning will host its 2025 Investor Day at its world headquarters in Toledo, Ohio, on Wednesday, May 14. Chair and Chief Executive Officer Brian Chambers and Chief Financial Officer Todd Fister will be joined by members of the company’s senior management team to discuss Owens Corning’s long-term strategy, enterprise capabilities, and financial goals through 2028. The event will be live streamed and include a question-and-answer session.

•The previously announced divestiture of Owens Corning’s glass reinforcements business, which primarily services industrial applications, remains on track to close in 2025. This transaction strengthens Owens Corning as a market leader in building products.

•As a result of the definitive agreement to sell glass reinforcements, the business is now reported as discontinued operations. The composition of the company’s reportable segments has been reorganized into Roofing, Insulation, and Doors.
Cash Returned to Shareholders

•Owens Corning returned $159 million to shareholders through dividends and share repurchases during the first quarter. The company paid a quarterly cash dividend of $59 million and repurchased 0.7 million shares of common stock for $100 million. At the end of the quarter, 5.7 million shares were available for repurchase under the current authorization.

“In the first quarter, Owens Corning grew earnings and delivered strong margin performance despite a growing number of external challenges. We have created multiple paths to generate consistently strong results,” said Executive Vice President and Chief Financial Officer Todd Fister. “This year, we will execute on capital-efficient investments to strengthen our market-leading positions and drive long-term growth, while sustaining our structurally improved EBITDA margins, delivering strong cash generation, and continuing to return cash to shareholders.”

Other Notable Highlights

•On April 22, Owens Corning published its 2024 Sustainability Report, Building Better Together, which outlined the company’s ongoing commitment to sustainability and innovation in support of its business objectives and meeting customer needs. This marks the 19th sustainability report from Owens Corning, which published its first report in 2006.

First-Quarter Business Performance from Continuing Operations

•In the first quarter, the company grew revenue and adjusted EBITDA. Owens Corning delivered sales growth of 25% versus prior year, with adjusted EBITDA margin of 22%. Results were driven by strong commercial and operational execution in mixed markets, including positive price/cost. The first quarter marks the 19th consecutive quarter of the company delivering 20% or better adjusted EBITDA margins.

Segment Results ($ in millions)	Net Sales		EBITDA		EBITDA Margin
	Q1 2025	Q1 2024	Q1 2025	Q1 2024	Q1 2025	Q1 2024
Roofing	$1,120	$1,098	$332	$338	30%	31%
Insulation	909	957	225	223	25%	23%
Doors	540	—	68	—	13%	N/A

Second-Quarter 2025 Outlook for Continuing Operations

•The key economic factors that impact the company’s business are residential repair activity, residential remodeling activity, U.S. housing starts, and commercial construction activity.

•Owens Corning expects near-term demand for nondiscretionary repair activity to remain solid through the second quarter, while residential new construction and remodeling is expected to remain soft. Non-residential construction activity in North America is starting to face some headwinds. In Europe, the company expects market conditions to gradually improve throughout the year.

•Owens Corning expects minimal second-quarter impact from tariff exposure as a result of long-term and short-term mitigation efforts. In the second quarter, the company anticipates reducing its approximately $50 million exposure for tariffs in effect to a net impact of $10 million, primarily in the Doors business.

•For the second-quarter 2025, Owens Corning expects to continue delivering strong results in a mixed market environment, based on the structural improvements made to the company and its market-leading positions. It expects revenue from continuing operations to grow high-single-digit percent, compared to prior year’s revenue of $2.5 billion adjusted for glass reinforcements being moved to discontinued operations. The enterprise is expected to generate adjusted EBITDA margin from continuing operations of low-to-mid 20 percent.

Current 2025 Financial Outlook

General Corporate EBITDA Expenses	$240 million to $260 million
Interest Expense	$250 million to $260 million[1]
Effective Tax Rate on Adjusted Earnings	24% to 26%[1]
Capital Additions	Approximately $800 million[1]
Depreciation and Amortization	Approximately $650 million

1 Reflects full company performance inclusive of discontinued operations.

First-Quarter 2025 Conference Call and Presentation
Wednesday, May 7, 2025
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international locations +1.404.975.4839.
•Entry number: 993845. (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/560386840

Telephone and Webcast Replay
•Telephone replay will be available one hour after the end of the call through May 14, 2025. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 840489.
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a building products leader committed to building a sustainable future through material innovation. Our products provide durable, sustainable, energy-efficient solutions that leverage our unique capabilities and market-leading positions to help our customers win and grow. We are global in scope, human in scale with more than 25,000 employees in 31 countries dedicated to generating value for our customers and shareholders and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2024 sales of $11.0 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS") from continuing operations, adjusted pre-tax earnings from continuing operations, free cash flow, free cash flow conversion and net debt-to-adjusted EBITDA from continuing operations. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for adjusted EBITDA from continuing operations, Table 3 for adjusted earnings from continuing operations and adjusted EPS from continuing operations, and Table 8 for free cash flow and free cash flow conversion (annually).

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted EPS from continuing operations, and adjusted pre-tax earnings from continuing operations) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow conversion is a non-GAAP liquidity measure used to measure the company’s efficiency in turning profits into free cash flow from its core operations. The company defines free cash flow conversion as free cash flow divided by adjusted earnings. Free cash flow and free cash flow conversion is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; our ability to complete the announced divestiture of our glass reinforcements business on the expected terms and within the anticipated time period, or at all, which is dependent on the parties' ability to satisfy certain closing conditions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of May 7, 2025, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Amber Wohlfarth
419.348.0768	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
NET SALES	$2,530	$2,017
COST OF SALES	1,805	1,389
Gross margin	725	628
OPERATING EXPENSES
Marketing and administrative expenses	261	190
Science and technology expenses	35	27
Other expense, net	22	35
Total operating expenses	318	252
OPERATING INCOME	407	376
Non-operating expense	—	—
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	407	376
Interest expense, net	64	16
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	343	360
Income tax expense	88	83
NET EARNINGS FROM CONTINUING OPERATIONS	255	277
Net (loss) earnings from discontinued operations attributable to Owens Corning, net of tax	(348)	21
NET (LOSS) EARNINGS	$(93)	$298

NET EARNINGS FROM CONTINUING OPERATIONS	$255	$277
Net loss attributable to non-redeemable and redeemable noncontrolling interests	—	(1)
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	255	278
Net (loss) earnings from discontinued operations attributable to Owens Corning, net of tax	(348)	21
NET (LOSS) EARNINGS ATTRIBUTABLE TO OWENS CORNING	$(93)	$299
(LOSS) EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic - continuing operations	$2.97	$3.18
Basic - discontinued operations	$(4.05)	$0.24
Basic	$(1.08)	$3.42

Diluted - continuing operations	$2.95	$3.16
Diluted - discontinued operations	$(4.03)	$0.24
Diluted	$(1.08)	$3.40

Table 2
Owens Corning and Subsidiaries
EBITDA Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBITDA are shown in the table below:

	Three Months Ended March 31,
(in millions)	2025	2024
Restructuring excluding depreciation and amortization	$(3)	$(10)
Loss on Assets Held for Sale	(2)	—
Gains on sale of certain precious metals	9	—
Strategic review-related charges	—	(2)
Paroc marine recall	(1)	(1)
Acquisition-related transaction costs	—	(18)
Acquisition-related integration costs	(2)	—
Total adjusting items	$1	$(31)

The reconciliation from Net earnings from continuing operations attributable to Owens Corning to Adjusted EBITDA from continuing operations is shown in the table below:

	Three Months Ended March 31,
(in millions)	2025	2024
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$255	$278
Net loss attributable to non-redeemable and redeemable noncontrolling interests	—	(1)
NET EARNINGS FROM CONTINUING OPERATIONS	255	277
Income tax expense	88	83
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	343	360
Interest expense, net	64	16
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	407	376
Depreciation and amortization	159	108
Less: Adjusting items from above	1	(31)
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$565	$515
Net sales	$2,530	$2,017
ADJUSTED EBITDA as a % of Net sales	22%	26%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings from continuing operations attributable to Owens Corning to adjusted earnings from continuing operations and a reconciliation from diluted earnings from continuing operations per share to adjusted diluted earnings from continuing operations per share are shown in the tables below:

	Three Months Ended March 31,
	2025	2024
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$255	$278
Adjustment to remove adjusting items and other adjustments(a)	(1)	31
Adjustment to remove adjusting items for depreciation and amortization (b)	—	4
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	—	(7)
Adjustment to tax expense (benefit) to reflect pro forma tax rate (d)	2	(7)
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$256	$299

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$2.95	$3.16
Adjustment to remove adjusting items (a)	(0.01)	0.35
Adjustment to remove adjusting items for depreciation and amortization (b)	—	0.05
Adjustment to remove tax (benefit)/expense on adjusting items (c)	—	(0.08)
Adjustment to tax (benefit) expense to reflect pro forma tax rate (d)	0.03	(0.08)
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$2.97	$3.40

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	85.8	87.3
Unvested restricted stock units and performance share units	0.5	0.6
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	86.3	87.9

(a)	Please refer to Table 2 "EBITDA Reconciliation Schedules" for additional information on adjusting items.
(b)	To remove the impact of accelerated depreciation and amortization charges for restructuring projects and impairments which are excluded from adjusted earnings from continuing operations.
(c)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(d)	To compute adjusted earnings from continuing operations, we apply a full year pro forma effective tax rate to each quarter presented. For 2025, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2025 effective tax rate guidance of 24% to 26%. For comparability, in 2024 we have used an effective tax rate of 24%, which was our 2024 effective tax rate, excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2025	December 31, 2024
CURRENT ASSETS
Cash and cash equivalents	$400	$321
Receivables, less allowance of $3 at March 31, 2025 and $4 at December 31, 2024	1,557	1,140
Inventories	1,407	1,327
Other current assets	145	163
Current assets of discontinued operations	415	427
Total current assets	3,924	3,378
Property, plant and equipment, net	3,859	3,818
Operating lease right-of-use assets	405	411
Goodwill	2,762	2,745
Intangible assets, net	2,660	2,680
Deferred income taxes	11	8
Other non-current assets	429	456
Non-current assets of discontinued operations	216	579
TOTAL ASSETS	$14,266	$14,075
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,292	$1,301
Current operating lease liabilities	83	83
Short-term debt	499	1
Long-term debt - current portion	35	32
Other current liabilities	619	654
Current liabilities of discontinued operations	192	226
Total current liabilities	2,720	2,297
Long-term debt, net of current portion	5,045	5,067
Pension plan liability	43	42
Other employee benefits liability	99	101
Non-current operating lease liabilities	342	348
Deferred income taxes	687	719
Other liabilities	296	286
Non-current liabilities of discontinued operations	110	95
Total liabilities	$9,342	$8,955
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid-in capital	4,209	4,228
Accumulated earnings	5,072	5,224
Accumulated other comprehensive deficit	(618)	(691)
Cost of common stock in treasury (c)	(3,782)	(3,685)
Total Owens Corning stockholders’ equity	4,882	5,077
Noncontrolling interests	42	43
Total equity	4,924	5,120
TOTAL LIABILITIES AND EQUITY	$14,266	$14,075
(a)10 shares authorized; none issued or outstanding at March 31, 2025, and December 31, 2024
(b)400 shares authorized; 135.5 issued and 85.0 outstanding at March 31, 2025; 135.5 issued and 85.4 outstanding at December 31, 2024
(c)50.5 shares at March 31, 2025, and 50.1 shares at December 31, 2024

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
NET CASH FLOW (USED FOR) PROVIDED BY OPERATING ACTIVITIES
Net (loss) earnings	$(93)	$298
Adjustments to reconcile net (loss) earnings to cash (used for) provided from operating activities:
Loss on discontinued operations	362	—
Depreciation and amortization	159	131
Deferred income taxes	16	(8)
Stock-based compensation expense	21	14
Other adjustments to reconcile net earnings to cash from operating activities	(21)	(1)
Changes in operating assets and liabilities	(481)	(402)
Pension fund contribution	(1)	(1)
Payments for other employee benefits liabilities	(3)	(4)
Other	(8)	(3)
Net cash flow (used for) provided by operating activities	(49)	24
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(203)	(152)
Proceeds from the sale of assets or affiliates	52	6
Other	(8)	—
Net cash flow used for investing activities	(159)	(146)
NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Payments on long-term debt	(29)	—
Proceeds from commercial paper notes	501	—
Proceeds from senior revolving credit and receivables securitization facilities	329	—
Payments on senior revolving credit and receivables securitization facilities	(329)	—
Dividends paid	(59)	(52)
Purchases of treasury stock	(136)	(161)
Finance lease payments	(11)	(10)
Other	(2)	(11)
Net cash flow provided by (used for) financing activities	264	(234)
Effect of exchange rate changes on cash	23	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	79	(361)
Cash, cash equivalents and restricted cash at beginning of period	369	1,623
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$448	$1,262

Cash, cash equivalents and restricted cash from continuing operations	$408	$1,228
Cash and cash equivalents from discontinued operations	40	34
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$448	$1,262

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Roofing
The table below provides a summary of net sales and EBITDA for the Roofing segment:

	Three Months Ended March 31,
(in millions)	2025	2024
Net sales	$1,120	$1,098
% change from prior year	2%	N/A
EBITDA	$332	$338
EBITDA as a % of net sales	30%	31%

Insulation
The table below provides a summary of net sales and EBITDA for the Insulation segment:

	Three Months Ended March 31,
(in millions)	2025	2024
Net sales	$909	$957
% change from prior year	-5%	N/A
EBITDA	$225	$223
EBITDA as a % of net sales	25%	23%
Doors
The table below provides a summary of net sales and EBITDA for the Doors segment:

	Three Months Ended March 31,
(in millions)	2025	2024
Net sales	$540	$—
% change from prior year	N/A	N/A
EBITDA	$68	$—
EBITDA as a % of net sales	13%	N/A

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)

Corporate, Other and Eliminations
The table below provides a summary of EBITDA for the Corporate, Other and Eliminations category:

	Three Months Ended March 31,
(in millions)	2025	2024
Restructuring excluding depreciation and amortization	$(3)	$(10)
Gains on sale of certain precious metals	9	—
Paroc marine recall	(1)	(1)
Strategic review-related charges	—	(2)
Acquisition-related transaction costs	—	(18)
Acquisition-related integration costs	(2)	—
Loss on Assets Held for Sale	(2)	—
General corporate expense and other	(60)	(46)
EBITDA	$(59)	$(77)

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow (used for) provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2025	2024
NET CASH FLOW (USED FOR) PROVIDED BY OPERATING ACTIVITIES	$(49)	$24
Less: Cash paid for property, plant and equipment	(203)	(152)
FREE CASH FLOW	$(252)	$(128)